COCA-COLA ENTERPRISES INC                 Exhibit 99
                                                                   Page 1 Of 3
                          (Unaudited; In millions
                           except per share data)




                                                         Third Quarter
                                                 ----------------------------
                                                                      Percent
                                                 1995 (a)    1994      Change
                                                 -------    -------   -------

Net Operating Revenues                           $ 1,841    $ 1,595      15%
Cost of Sales                                      1,183        994      19%
                                                 -------    -------
Gross Profit                                         658        601       9%
Selling, General & Administrative Expenses           513        475       8%
                                                 -------    -------
Operating Income                                     145        126      15%
Interest Expense - Net                                82         76       8%
Other Nonoperating Deductions - Net                    -          -
                                                 -------    -------
Income Before Income Taxes                            63         50      26%
Income Tax Expense                                    27         24
                                                 -------    -------
Net Income                                            36         26      38%
Preferred Stock Dividend Requirements                  1          1
                                                 -------    -------
Net Income Applicable to Common Share Owners     $    35    $    25      40%
                                                 =======    =======

Average Common Shares Outstanding                    129        130
                                                 =======    =======

Net Income Per Common Share (b)                  $  0.27    $  0.19      42%
                                                 =======    =======
Cash Operating Profit Data:
   Operating Income                              $   145    $   126      15%
   Depreciation                                       80         71      13%
   Amortization                                       47         45       4%
                                                 -------    -------
Cash Operating Profit                            $   272    $   242      12%
                                                 =======    =======


(a) Third-quarter 1995 performance includes the results of the Wichita Coca-Cola Bottling Company.

(b) Per share data calculated prior to rounding to millions.

                       COCA-COLA ENTERPRISES INC.                   Exhibit 99
                                                                   Page 2 of 3
                        (Unaudited; In millions
                         except per share data)



                                                          Nine Months
                                                 ----------------------------
                                                                      Percent
                                                 1995 (a)    1994      Change
                                                 -------   -------    -------

Net Operating Revenues                           $ 5,130   $ 4,524       13%
Cost of Sales                                      3,237     2,780       16%
                                                 -------   -------
Gross Profit                                       1,893     1,744        9%
Selling, General & Administrative Expenses         1,505     1,399        8%
                                                 -------   -------
Operating Income                                     388       345       12%
Interest Expense - Net                               244       233        5%
Other Nonoperating Deductions - Net                    3         2
Gain From Sale of Bottling Operations (b)              9         -
                                                 -------   -------
Income Before Income Taxes                           150       110       36%
Income Tax Expense                                    65        52       25%
                                                 -------   -------
Net Income                                            85        58       47%
Preferred Stock Dividend Requirements                  2         2
                                                 -------   -------
Net Income Applicable to Common Share Owners     $    83   $    56       48%
                                                 =======   =======

Average Common Shares Outstanding                    129       130
                                                 =======   =======

Net Income Per Common Share (c)                  $  0.64   $  0.43       49%
                                                 =======   =======

Cash Operating Profit Data:
   Operating Income                              $   388   $   345       12%
   Depreciation                                      235       209       12%
   Amortization                                      140       134        4%
                                                 -------   -------
Cash Operating Profit                            $   763   $   688       11%
                                                 =======   =======


(a) Nine-month 1995 performance includes the 1995 results of the Wichita Coca-Cola Bottling Company from January 1, 1995.

(b) Gain on the sale of the Company's 50 percent ownership interest in The Coca-Cola Bottling Company of the Mid South in the first quarter of 1995 (approximately 4 cents per common share after tax).

(c) Per share data calculated prior to rounding to millions.

                       COCA-COLA ENTERPRISES INC.                   Exhibit 99
                       Summary - Key Information                   Page 3 of 3
                               (Unaudited)



                   Third-Quarter                     Percent
                       1995                           Change
        ------------------------------------        ---------

        Cash Operating Profit
           Reported                                    12 %
           Comparable*                                 10 %

        Volume
           Bottle/Can
               Reported                                 8 %
               Constant Territory                       6 %
           Fountain
               Reported                            15 1/2 %
               Constant Territory                  11 1/2 %

        Net Revenues Per Case - Bottle/Can              7 %

        Cost of Sales Per Case - Bottle/Can        11 1/2 %



                    Nine-Months                      Percent
                       1995                           Change
        ------------------------------------        ---------

        Cash Operating Profit
            Reported                                   11 %
            Comparable*                                 9 %

        Volume
            Bottle / Can
               Reported                             5 1/2 %
               Constant Territory                       4 %
            Fountain
               Reported                                11 %
               Constant Territory                   7 1/2 %

        Net Revenues Per Case - Bottle/Can              7 %

        Cost of Sales Per Case - Bottle/Can        10 1/2 %


    * Comparable change reflects adjustments for certain acquisitions, as considered appropriate, to identify underlying business trends.